UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Vodafone Group Public Limited Company
(Exact name of registrant as specified in its charter)

England and Wales (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

Vodafone House, The Connection Newbury, Berkshire, England (Address of principal executive offices)	RG14 2FN (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
U.S.$700,000,000 5.625% Notes due February 2053 U.S.$500,000,000 5.750% Notes due February 2063	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-240163

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The Registrant has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 a prospectus supplement, dated February 7, 2023 (the “Prospectus Supplement”), relating to its U.S.$700,000,000 5.625% Notes due February 10, 2053 and U.S.$500,000,000 5.750% Notes due February 10, 2063, which are to be registered hereunder, to a prospectus dated July 29, 2020 (the “Prospectus”) filed under Rule 424(b) and forming a part of the Registrant’s Registration Statement on Form F-3 (File No. 333-240163). The Registrant incorporates by reference the Prospectus Supplement and the Prospectus to the extent set forth below.

Item 1. Description of Registrant’s Securities to be Registered

Reference is made to the information set forth under the headings “Description of Notes” and “Taxation” in the Prospectus Supplement and under “Description of Debt Securities We May Offer” and “Taxation” in the Prospectus.

Item 2. Exhibits

The Registrant’s Notes are expected to be listed on The Nasdaq Stock Market LLC (“NASDAQ”). Accordingly, copies of the following exhibits shall be filed with each copy of this Registration Statement filed with the Commission or with NASDAQ, subject to Rule 12b-32 regarding the incorporation of exhibits by reference.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the Commission in connection with this Registration Statement:

1.1	Indenture, dated as of February 10, 2000, between Vodafone Group Plc and The Bank of New York Mellon (as successor trustee to Citibank, N.A. pursuant to an Agreement of Resignation, Appointment and Acceptance dated July 24, 2007 between Vodafone Group Plc, The Bank of New York Mellon and Citibank N.A.), including forms of debt securities (incorporated by reference to Exhibit 4(a) of Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form F-3 (File No. 333-10762), filed with the Securities and Exchange Commission on November 24, 2000).

1.2	Officer’s Certificate of the Registrant pursuant to Section 301 of the Indenture, dated February 10, 2023, setting forth the terms of its U.S.$700,000,000 5.625% Notes due February 10, 2053 and U.S.$500,000,000 5.750% Notes due February 10, 2063.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant) Vodafone Group Plc
Date: February 10, 2023

By:	/s/ Jamie Stead
Name:	Jamie Stead
Title:	Group Treasury Director

INDEX TO EXHIBITS

Exhibit No.	Exhibit

1.1	Indenture, dated as of February 10, 2000, between Vodafone Group Plc and The Bank of New York Mellon (as successor trustee to Citibank, N.A. pursuant to an Agreement of Resignation, Appointment and Acceptance dated July 24, 2007 between Vodafone Group Plc, The Bank of New York Mellon and Citibank N.A.), including forms of debt securities (incorporated by reference to Exhibit 4(a) of Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form F-3 (File No. 333-10762), filed with the Securities and Exchange Commission on November 24, 2000).

1.2	Officer’s Certificate of the Registrant pursuant to Section 301 of the Indenture, dated February 10, 2023, setting forth the terms of its U.S.$700,000,000 5.625% Notes due February 10, 2053 and U.S.$500,000,000 5.750% Notes due February 10, 2063.